SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – July 30, 2004

MELLON FINANCIAL CORPORATION

(Exact name of registrant as specified in charter)

Pennsylvania	1-7410	25-1233834
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Mellon Center
500 Grant Street
Pittsburgh, Pennsylvania	15258
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code – (412) 234-5000

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

By press release dated July 30, 2004, Mellon Financial Corporation announced that it has signed a definitive agreement to acquire the 70% of Pareto Partners that it does not currently own from Pareto’s employees and XL Capital Ltd.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number	Description
99.1	Press Release dated July 30, 2004, announcing the matter referenced in Item 5 above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: August 2, 2004	MELLON FINANCIAL CORPORATION

	By:	/s/ MICHAEL A. BRYSON
Michael A. Bryson Chief Financial Officer

EXHIBIT INDEX

Number	Description	Method of Filing
99.1	Press Release dated July 30, 2004	Filed herewith